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        SEQUENOM, INC.                             SEQUENOM                          Sequenom GmbH
  11555 Sorrento Valley Road                         LOGO                        Mendelssohnstrasse 15 D
San Diego, CA  92121-1331 USA                                                    D-22761 Hamburg Germany
    Tel. +1-619-350-0345                                                           Tel. +49-40-899676-0
    Fax. +1-619-350-0344                                                          Fax. +49-40-899676-10
      www.sequenom.com                                                              www.sequenom.com
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                                                                   EXHIBIT 10.43



                         CONSULTING SERVICES AGREEMENT

     THIS AGREEMENT is entered into this first day of March, by and between Sequenom, Inc. (the "Company") and Dr. Lindsay Farrer ("Consultant").

     NOW, THEREFORE, it is agreed as follows:

     1.  Definitions:  As used herein:
         -----------

         (a) The term "Products" shall mean the devices, if any, proposed to be developed by, or with the assistance of, Consultant hereunder as defined, and with the specifications set forth in Exhibit hereto.

         (b) The term "Technology" shall mean the results and product (interim and/or final) of the consulting services performed by Consultant hereunder, whether tangible or intangible, including, without limitation, each and every invention, formula, trade secret, software program (including without limitation, object code, source code, flow charts, algorithms and related documentation), listing, routine, manual, specification, technique, product, concept, know-how, or similar property, whether or not patentable or copyrightable and whether or not embodied in any Products, that are made, developed, perfected, designed, conceived or first reduced to practice by Consultant, either solely or jointly with others, in the course and scope of the consulting services performed hereunder.

     2.  Engagement and Performance of Services
         --------------------------------------

         (a)  Engagement.  The Company hereby engages Consultant to perform
              ----------
              consulting services in accordance with the terms and conditions of this agreement. The specific task and services to be performed by Consultant are set forth on Exhibit A attached hereto. If such services include the development of specific Products, the specifications of such Products are as set forth on Exhibit A attached hereto.

         (b)  Facilities, Equipment and Supplies. The Consultant shall provide,
              ----------------------------------
              at his own cost, supplies necessary to perform the consulting services hereunder.

         (c)  Other Services.  The Company acknowledges and agrees that,
              --------------
              subject to its obligations hereunder, Consultant shall have the right to engage in research and development and consulting activities for himself and others during the term of this Agreement; provided, however, that Consultant
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              shall not perform any consulting services for an actual or potential competitor of the Company during the term of this agreement.

         (d)  Duration of Services.  The Company and the Consultant recognize
              --------------------
              that duration of services will not exceed one (1) year.

         (e)  Compensation.  As compensation for the consulting services
              ------------
              provided by Consultant hereunder, the Company shall pay to Consultant *** agreement that the project must not exceed ***. In addition Consultant will receive two thousand (2,000) ISO's valued in one (1) year.


         (f)  Expenses.  In addition to the compensation specified in
              --------
              subsection 2 (d), the Company will pay reasonable out of pocket expenses incurred by Consultant and approved in advance by the Company in the furtherance of or in connection with the performance of consulting services hereunder.

         (g)  No Violation of Other's Rights.  Consultant represents and
              ------------------------------
              warrants that in the course of performing services hereunder Consultant will not infringe or wrongly appropriate any patents, copyrights, trade secret rights, or other intellectual property rights of any person or entity anywhere in the world.

     3.   Protection of Confidential Information.  On or before the date hereof,
          --------------------------------------
          the Company and the Consultant shall have entered into a separate agreement regarding Consultant's use of confidential information.

     4.   Property Rights.  All right, title and interest in and to the Products
          ---------------
          (if any) and the Technology shall at all times be and remain the sole and exclusive property of the Company, and the Products and the Technology shall be deemed to be works made for hire. The parties agree that any patents, trademarks or copyrights that may issue relating to any of the Products or the Technology shall be in the name of and assigned to the Company. If the Consultant is acting on the behalf of his employer then any Agreement between the employer and Company shall take precedence.

     5.   Term and Termination.  The terms of this agreement may be terminated
          --------------------
          at any time. The provisions of Sections 3 and 4 hereof shall survive the termination of this Agreement.

     6.  Miscellaneous.
         -------------

         (a)  Relationships of Parties.  Consultant shall at all time during
              ------------------------
              the performance of his services hereunder be an independent contractor, maintaining sole and exclusive control over its business and operations. At no time will either party hold itself out to be the agent, employee, lessee, sublessee, partner or joint venturer of the other party. Neither party hereto shall have the express or implied right or authority to assume or

     *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the commission.

                                       2
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              create any obligation on behalf of or in the name of the other party, or to bind the other party in regard to any contract, agreement or undertaking with any third party.

         (b)  Entire Agreement.  This Agreement, together with the exhibits
              ----------------
              attached hereto, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior written or oral negotiations, representations or agreements. No modification of this Agreement shall be binding on either party unless it is in writing and signed by both parties.

         (c)  Severability.  The provisions of this Agreement are severable,
              ------------
              and if one or more provisions are judicially determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions or portions of this Agreement shall nevertheless be binding on and enforceable by and between the parties hereto.

         (d)  Assignment.  This Agreement shall inure to the benefit of and be
              ----------
              binding upon the successors and assigns the parties hereto; provided, however, that Consultant shall not transfer or assign this Agreement without the prior written consent of the Company.

         (e)  Governing Law. The rights and obligations of the parties to this
              -------------
              agreement shall be governed by and construed in accordance with the laws of California.

         (f)  Headings.  Section headings are for convenience of reference only
              --------
              and shall not be considered in the interpretation of this Agreement.

         (g)  Unavoidable Delays.  Either party shall be excused for any delays
              ------------------
              or defaults in the performance of this Agreement (except the payment of amounts due and payable hereunder) unavoidably caused by the act of the other, the act of any agent of the other, the act of any governmental authority, acts of God, the elements, war, litigation, strikes, walkouts, or any other cause beyond reasonable control. Each party shall use all reasonable diligence to avoid any such delay or default and to resume performance under this Agreement as soon as practicable after such delay or default.

         (h)  Notices.  All notices, requests, demands and other communications
              -------
              to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, return receipt same day by First Class mail, postage prepaid, or by dispatch by an internationally recognized express courier service, and in each case addressed as follows:

          If to Consultant:     Dr. Lindsay Farrer
          ----------------      Chief, Genetics Program

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                                Boston University School Of Medicine
                                715 Albany Street
                                Boston, MA 02118

          If to the Company:    Sequenom, Inc.
          -----------------     11555 Sorrento Valley Road
                                San Diego, CA 92121
                                Attn:  Dr. Andi Braun
                                VP R&D - Medical Applications

          or such other address as either party hereto shall have designated by notice in writing to the other party.

          (i)  Attorneys' Fees and Costs.  Should litigation arise concerning
               -------------------------
               the enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs as determined by the court.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


SEQUENOM, INC.                             CONSULTANT:

By:   /s/ A. Braun                         /s/ Lindsay Farrer
   ----------------------------            ----------------------
Title:  VP R&D-Med Appl.                   Dr. Lindsay Farrer
      -------------------------

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                                   EXHIBIT A
                                   ---------

The term of the Agreement shall be the period from March 1, 1999 to February 28, 2000, subject to termination in accordance with section 5.

                       DESCRIPTION OF SERVICES AND TASKS

The consultant will:

1. Provide advice and technical assistance to Sequenom on setup of a Biostatistics function unit in San Diego, including hiring people and choosing state-of-the-art software tools for computing.

2.   Provide supervision of hired biostatisticians.

3. Assist in study design of Genomics research projects conducted within Sequenom but also together with third parties. If the Consultant is acting on the behalf of his employer then any Agreement between the employer and Sequenom shall take precedence.

4. Make every reasonable effort to regular communications with Sequenom personnel via phone, fax, courier, or normal mail and spend up to three times for at least 2 days in Sequenom San Diego.